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                                    EXHIBIT 4

                         SHAREHOLDER AUTHORIZATION FORM
                            SECURITY FINANCIAL CORP.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN



1.       DIVIDEND REINVESTMENT
         (Check only one box - fill in amount where appropriate)

| | a. Full Cash Dividend Reinvestment. I wish to reinvest under the Plan cash dividends on all shares registered in my name.


| |  b.  Partial Cash Dividend Reinvestment. I wish to have cash dividends
         reinvested on             shares  personally held by me in certificate
         form and on all Plan shares held in my name. I wish to have the balance of my cash dividends mailed to me.

2.       OPTIONAL CASH INVESTMENTS (minimum $100 and maximum $1,000 per quarter)

| |  a.  Cash Payment. Please buy shares with the enclosed check or money order
         for $           payable to Security Dollar Bank.

To the extent I have so designated, I hereby elect to participate in the Plan and authorize Security Dollar Bank, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of Security Financial Corp. Common Stock. I understand that all dividends received on shares credited to my Plan account will be automatically reinvested in Security Financial Corp. Common Stock.



----------------------------------------------------------------------------- *
Signature


----------------------------------------------------------------------------- *
Signature


Date
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(PLEASE SIGN ABOVE EXACTLY AS NAME APPEARS ON REVERSE SIDE. IF SHARES ARE
 HELD JOINTLY, EACH SHAREHOLDER MUST SIGN.

* Under penalties of perjury, I certify (1) that the number shown on the reverse of this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.


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                         SHAREHOLDER AUTHORIZATION FORM
                            SECURITY FINANCIAL CORP.

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DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN








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NAME(S) EXACTLY AS SET FORTH ON YOUR STOCK CERTIFICATE







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ADDITIONAL SPACE FOR NAME(S) IF NECESSARY







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STREET ADDRESS







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CITY                                                         STATE                      ZIP CODE


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                                                                                        | |  I am a  U.S. Citizen or Resident Alien
Social Security Number (To be                    Employer Identification Number (to     | |  I am a Nonresident Alien
completed if the shareholder is an               be completed if the shareholder is
individual. If shares are held jointly,          not an individual.)
the Social Security Number should be
that of the first person listed on the
stock certificate.)
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                  BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
      MAIL TO SECURITY DOLLAR BANK, ATTN: SHAREHOLDER RELATIONS DEPARTMENT
                     ONE SOUTH MAIN STREET, NILES, OH 44446